Exhibit 10.7

NOTICE OF RSU NON-EMPLOYEE DIRECTOR

NYMEX HOLDINGS, INC.

NOTICE OF RESTRICTED STOCK UNIT AWARD

Conditioned upon the consummation of the initial public offering of NYMEX Holdings, Inc. common stock,                                               the “Grantee”) has been granted an Award of Restricted Stock Units under the terms of the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”), which have been automatically converted into Deferred Stock Units (“DSUs”) in accordance with the terms of the NYMEX Holdings, Inc. 2006 Non-Employee Director Compensation Plan (“NDC Plan”), as follows:

Grant Date:	November 17, 2006

Number of DSUs Awarded:	339

Vesting of DSUs: DSUs granted hereunder shall 100% vest upon the completion of one year of service as a member of the NYMEX Holdings, Inc. Board of Directors, with credit for service counted as of May 6 2006, or if earlier, upon the Grantee’s death or Disability (as defined in the NDC Plan), or upon a Change in Control.

By acceptance of this Notice and the Award hereunder, the Grantee hereby agrees that the Award of DSUs is governed by this Notice, and by the provisions of the Plan and the NDC Plan, both of which are incorporated herein and made a part of this document. The Grantee acknowledges receipt of a copy of the Plan and the NDC Plan, represents that the Grantee has read and is familiar with their provisions, and hereby accepts the Award of DSUs subject to all of their terms and conditions. Capitalized terms used in this Notice shall have the meaning assigned in the Plan, unless otherwise indicated.

NYMEX HOLDINGS, INC.

By:
Name:
Title:
Address:	One North End Avenue
World Financial Center
New York, NY 10282-1101

TERMS AND CONDITIONS

Pursuant to the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Plan”), and conditioned upon the consummation of the initial public offering of NYMEX Holdings, Inc. common stock, NYMEX Holdings, Inc., a Delaware corporation (together with all successors thereto, the “Company”), hereby grants to the person (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”) to which these Terms and Conditions are attached, an Award of Restricted Stock Units, which have been automatically converted to Deferred Stock Units in accordance with the terms of the NYMEX Holdings, Inc. Non-Employee Director Compensation Plan (“NDC Plan”) (together with the Notice, referred to herein as the “Award”) to receive prior to the expiration date specified in the Notice (the “Expiration Date”), or such earlier date as is specified herein, all or any part of the number of shares of Stock of the Company indicated in the Notice (the “Shares,” and such shares once issued shall be referred to as the “Issued Shares,” each as adjusted pursuant to Section 15 of the Plan), subject to these Terms and Conditions, the Notice and the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Notice and the Plan (as applicable).

1. Deferred Stock Units.

(a) Conditioned upon the consummation of the initial public offering of NYMEX Holdings, Inc. common stock, as of the date of grant (the “Grant Date”), the Company grants to the Grantee 339 Restricted Stock Units which shall be automatically converted to Deferred Stock Units (the “Units”), which represent shares of the Company’s common stock, par value $.01 per share (“Common Stock”). The Units are subject to the restrictions set forth in Section 2 of these Terms and Conditions and the provisions of the Notice and Plan and the NDC Plan.

(b) The Company’s obligations hereunder shall be unfunded and unsecured, and no special or separate fund shall be established and no other segregation of assets shall be made. The rights of a Grantee hereunder shall be no greater than those of a general unsecured creditor of the Company. In addition, the Units shall be subject to such restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which Common Stock is then listed, and any applicable federal or state securities law.

(c) Except as otherwise provided in this Award, settlement of the Units in accordance with the provisions of this Section 1 shall be delivered as soon as practicable following satisfaction of all applicable conditions as to the Units (including the payment by the Grantee of all applicable withholding taxes). At such time, the Company shall deliver to the Grantee one share of Common Stock for each Unit, or, if the Notice specifically provides, the cash equivalent to the Fair Market Value of such Units, in accordance with Section 10.4.1 of the Plan. Common Stock or cash issued to a Grantee for vested Units shall be issued or paid within the time period set forth in Section 16.9.1 of the Plan, unless otherwise specifically provided in the Notice, or as specifically provided in the NDC Plan. The Company shall not be required to issue fractional shares for an Award and the value of any fractional shares shall be paid in cash.

2. Restrictions.

(a) The Grantee shall have no rights as a stockholder of the Company by virtue of any Unit unless and until such Unit vests and is distributed to the Grantee under the terms of the NDC Plan.

(b) None of the Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the receipt of Issued Shares.

(c) Any attempt to dispose of the Units or any interest in the Units in a manner contrary to the restrictions set forth herein shall be void and of no effect.

(d) Units shall vest in accordance with the vesting schedule set forth in the Notice. Unvested Units shall be subject to forfeiture and return to the Company, except as specifically provided for in the Notice or the NDC Plan.

3. Subject to Plan.

Notwithstanding anything in these Terms and Conditions or the Notice to the contrary, to the extent of any conflict between the terms of the Plan, these Terms and Conditions and the Notice, the terms of the Plan and the NDC Plan shall control.

4. Effect of Certain Transactions.

Upon the effectiveness of (i) a merger, reorganization or consolidation between the Company and another person or entity (other than a holding company or parent or subsidiary of the Company) as a result of which the holders of the Company’s outstanding Common Stock immediately prior to the transaction hold less than a majority of the outstanding voting stock of the surviving entity immediately after the transaction, or (ii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity (in each case, a “Transaction”), unless provision is made in connection with the Transaction for the assumption of all outstanding Awards, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share purchase prices, as provided in Section 15 of the Plan (an “Assumption”), this Award shall terminate. In the event of such termination, the Grantee shall receive Issued Shares or cash (if so provided in the Notice) prior to the anticipated effective date of the Transaction to the extent the Unit is then vested; provided, however, that the Grantee may, but will not be required to, condition such award upon the effectiveness of the Transaction.

5. Lock-up Provision.

In connection with a public offering by the Company of its Common Stock, the Grantee, if requested in good faith by the Company and the managing underwriter of the Company’s securities, shall agree not to, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any securities of the Company held by them (except for any securities sold pursuant to such registration statement) or enter into any Hedging Transaction (as defined below) relating to any securities of the Company for a period to be determined by the managing underwriter. For purposes of this Section 5, “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock.

6. Restrictive Covenant; Remedies.

(a) Non-Disparagement. The Grantee agrees not to make or solicit or encourage others to make or solicit directly or indirectly any disparaging, derogatory or negative statement or communication, oral or written, about the Company or any of its Affiliates or any of their respective businesses, business practices, programs, products, services, operations, policies, activities, current or former officers, directors, managerial personnel, or other employees, or their customers to any other person or entity; provided, however, that such restriction shall not prohibit truthful testimony compelled by valid legal process.

(b) Injunctive Relief. The Grantee hereby expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Section 6 will result in substantial, continuing and irreparable injury to the Company (and/or any of its Affiliates). Therefore, in addition to any other remedy that may be available to the Company (and/or any of its Affiliates), the Company (and/or any of its Affiliates) will be entitled to injunctive or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Section 6. The period during which the covenants contained in this Section 6 will apply will be extended by any periods during which the Grantee is found by a court to have been in violation of such covenants.

(c) Forfeiture. If, at any time following the Grant Date, the Grantee’s Service to the Company is terminated by the Company for Cause, or the Grantee violates the terms of this Section 6, all Units shall immediately expire, and all Issued Shares then-held by the Grantee shall be immediately forfeited to the Company (and the Grantee hereby acknowledges and agrees that the Company may take any and all actions it deems appropriate to effect such forfeiture); provided, however, if the Grantee has sold or otherwise transferred the Issued Shares prior to any required forfeiture hereunder, then the Grantee agrees to pay to the Company an amount equal to the difference between the aggregate Fair Market Value (determined as of the date of termination or breach, as applicable) of the Issued Shares the Grantee held prior to such sale or transfer over the aggregate Exercise Price for such Issued Shares.

(d) Survival of Acknowledgements and Agreements. The Grantee’s acknowledgements and agreements set forth in this Section 6 will survive the termination of the Award, Units, Issued Shares and/or the termination of the Grantee’s Service to the Company for any reason or for no reason.

7. Miscellaneous Provisions.

(a) Integrated Agreement. The Notice, the Plan, the NDC Plan and these Terms and Conditions constitute the entire understanding and agreement between the Grantee and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Grantee and the Company with respect to such subject matter except as provided for herein. To the extent contemplated herein, the provisions of these Terms and Conditions shall survive the issuance of any Issued Shares and shall remain in full force and effect.

(b) Change and Modifications. The Board may terminate or amend the Plan or the terms of this Award at any time; provided, however, that except as provided in Section 4 hereof in connection with a Transaction, no such termination or amendment may adversely affect this Award without the consent of the Grantee unless such termination or amendment is necessary to comply with any applicable law, rule or regulation.

(c) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by facsimile transmission or one (1) business day after deposit with a nationally recognized expedited delivery service, such as Federal Express. Notices to the Company or the Grantee shall be addressed to such address or addresses as may have been furnished by such party in writing to the other.

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